Upstream Bio Reports Third Quarter 2026 Financial Results and Highlights Continued Progress

– Company plans to initiate Phase 3 trials in both severe asthma and CRSwNP in the first quarter of 2027 –

– Prioritizing Phase 3 development strategy designed to deliver best-in-class efficacy and convenient quarterly dosing –

WALTHAM, Mass. – November 10, 2026 - Upstream Bio, Inc. (Nasdaq: UPB), a clinical-stage company developing treatments for severe inflammatory respiratory diseases, today reported financial results and business updates for the third quarter ended September 30, 2026. The Company highlighted its continued progress in developing verekitug to deliver potential best-in-class efficacy with quarterly dosing across three target indications: severe asthma, chronic rhinosinusitis with nasal polyps (CRSwNP), and chronic obstructive pulmonary disease (COPD). Verekitug is the only known antagonist currently in clinical development that targets and inhibits the thymic stromal lymphopoietin (TSLP) receptor.

“Our team is focused on the timely execution of startup activities for verekitug’s Phase 3 trials in severe asthma and CRSwNP. Preparations for the planned initiation of these trials in the first quarter of 2027 are well underway, with key clinical, regulatory, and manufacturing milestones now having been achieved,” said Rand Sutherland, MD, Chief Executive Officer of Upstream Bio. “With the substantial and consistent clinical evidence generated across our programs to date, we believe that verekitug has the potential to make a meaningful difference for patients living with these diseases. As we look ahead, we remain focused on advancing verekitug in diseases with significant remaining unmet medical need, where we believe its compelling efficacy profile and convenient quarterly at-home dosing have the opportunity to meaningfully redefine treatment expectations and establish a new standard of care.”

Additional Business Highlights

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Trials in COPD and Severe Asthma Long-Term Extension (LTE) Ongoing
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The Phase 2 VENTURE trial in COPD (NCT06981078) remains ongoing with approximately 480 participants enrolled. VENTURE is a global, randomized, double-blind, placebo-controlled, parallel-group clinical trial designed to assess the efficacy and safety of verekitug in adults with moderate-to-severe COPD across extended dosing-interval arms of 12 and 24 weeks, with a primary endpoint of annualized COPD exacerbation rates. Enrollment completion was announced in August 2026 and data from the study are expected in the second half of 2027. The Company believes that this trial will provide important insights into the potential clinical impact of verekitug in COPD.

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The Phase 2 VALOUR (NCT06966479) LTE study in severe asthma also remains ongoing, with more than 90% retention of eligible participants from the Phase 2 VALIANT study. VALOUR is a dose-blinded, active treatment extension study for eligible participants with severe asthma who completed the Phase 2 VALIANT study to assess the long-term efficacy and safety outcomes of verekitug. Data from the study are expected in the second half of 2027.

Third Quarter 2026 Financial Results

As of September 30, 2026, Upstream Bio had cash, cash equivalents and short-term investments of $207.4 million, which is expected to fund planned operations through 2027.

Research and development expenses were $36.6 million for the quarter ended September 30, 2026, compared to $33.0 million for the same period in 2025. The increase of $3.6 million was primarily driven by an increase in personnel-related expenses, including share-based compensation, and an increase in clinical costs related to the Company’s verekitug programs.

General and administrative expenses were $7.2 million for the quarter ended September 30, 2026, compared to $5.5 million for the same period in 2025. The increase of $1.7 million was primarily driven by an increase in personnel-related expenses, including share-based compensation, and an increase in professional fees.

Net loss was $41.2 million for the quarter ended September 30, 2026, compared to a net loss of $33.7 million for the same period in 2025.

Upcoming Events

Upstream Bio expects to participate in the following upcoming investor conferences:

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Truist Securities 2026 Biopharma Symposium, November 12, New York, NY
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9th Annual Evercore Healthcare Conference, November 30–December 2, Coral Gables, FL
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38th Annual Piper Sandler Healthcare Conference, December 1–3, New York, NY

About Upstream Bio
Upstream Bio is a clinical-stage biotechnology company developing treatments for severe inflammatory respiratory diseases. The Company is developing verekitug, the only known antagonist currently in clinical development that targets and inhibits the receptor for thymic stromal lymphopoietin (TSLP), a cytokine which is a clinically validated driver of inflammatory response positioned upstream of multiple inflammatory pathways. With more than 500 participants treated with verekitug across its clinical development programs and positive Phase 2 results in chronic rhinosinusitis with nasal polyps (CRSwNP) and severe asthma, verekitug has a substantial body of clinical evidence supporting its advancement into Phase 3 development in both diseases. Verekitug is also being evaluated in an ongoing Phase 2 trial in chronic obstructive pulmonary disease (COPD). Upstream Bio is focused on leveraging verekitug’s differentiated mechanism, potency, and potential for extended dosing to develop a treatment which may deliver best-in-class efficacy and quarterly dosing for patients underserved by today’s standard of care.

To learn more, please visit www.upstreambio.com.

Upstream Bio intends to use the investor relations page on its website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor its website in addition to following press releases, filings with the Securities and Exchange Commission (SEC), public conference calls, presentations and webcasts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “predict,” “project,” “seeks,” “should,” “target,” “will” and variations of these words or similar expressions. Any statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, express or implied statements regarding: the clinical development of verekitug for the treatment of severe asthma, CRSwNP and COPD, including the Company’s expectations and preparations for the initiation of Phase 3 clinical trials in severe asthma and CRSwNP in the first quarter of 2027 and the timing, progress and results of ongoing and planned clinical trials; expectations to report data from the Phase 2 VENTURE trial in COPD and the Phase 2 VALOUR long-term extension study in severe asthma in the second half of 2027; expectations regarding the potential of verekitug to deliver best-in-class efficacy and its differentiation, safety and tolerability; certain activities and next steps to support the Company’s maturation into a late clinical-stage company; expectations regarding regulatory interactions with the U.S. Food and Drug Administration; verekitug’s potential to address unmet medical needs, improve outcomes for patients, and establish a new standard of care with quarterly at-home administration; Upstream Bio’s expected operating expenses and capital expenditure requirements, including its cash runway through 2027; and participation at upcoming investor conferences. Any forward-looking statements in this press release are based on the Company’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Readers are cautioned that actual results, levels of activity, safety, efficacy, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of risks and uncertainties, which include, without limitation, risks and uncertainties related to: Upstream Bio’s ability to advance verekitug through clinical development, and to obtain regulatory approval of and ultimately commercialize verekitug on the expected timeline, if at all; the results of preclinical studies or clinical studies not being predictive of future results in connection with future studies; the initiation, timing, progress and results of clinical trials; Upstream Bio’s ability to fund its development activities and achieve development goals; Upstream Bio’s dependence on third parties to conduct clinical trials and manufacture verekitug, and commercialize verekitug, if approved; Upstream Bio’s ability to attract, hire and retain key personnel, and protect its intellectual property; Upstream Bio’s financial condition and need for substantial additional funds in order to complete development activities and commercialize verekitug, if approved; regulatory developments and approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities; Upstream Bio’s competitors and industry; and other risks and uncertainties described in greater detail under the caption “Risk Factors” in Upstream Bio’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any subsequent filings with the SEC. Any forward-looking statements represent Upstream Bio’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Upstream Bio explicitly disclaims any obligation or undertaking to update any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based except to the extent required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Investor and Media Contact:
Meggan Buckwell
Director, Corporate Communications and Investor Relations
ir@upstreambio.com

UPSTREAM BIO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$47,416	$101,578
Short-term investments	159,949	239,931
Accounts receivable	395	668
Prepaid expenses and other current assets	36,873	9,620
Total current assets	244,633	351,797
Property and equipment, net	411	559
Operating lease right-of-use assets	754	1,222
Restricted cash	194	194
Total assets	$245,992	$353,772
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,385	$2,726
Accrued expenses and other current liabilities	8,843	10,006
Operating lease liabilities, current portion	732	720
Total current liabilities	11,960	13,452
Operating lease liabilities, net of current portion	57	549
Total liabilities	12,017	14,001
Stockholders’ equity:
Common stock	54	54
Additional paid-in capital	689,956	673,410
Accumulated other comprehensive income (loss)	(327)	530
Accumulated deficit	(455,708)	(334,223)
Total stockholders’ equity	233,975	339,771
Total liabilities and stockholders’ equity	$245,992	$353,772

UPSTREAM BIO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Collaboration revenue	$395	$683	$2,202	$2,186
Operating expenses:
Research and development	36,609	32,975	109,263	96,637
General and administrative	7,165	5,542	22,301	19,743
Total operating expenses	43,774	38,517	131,564	116,380
Loss from operations	(43,379)	(37,834)	(129,362)	(114,194)
Other income (expense):
Interest income	2,230	4,105	7,943	13,279
Other expense, net	(43)	(19)	(66)	(69)
Total other income, net	2,187	4,086	7,877	13,210
Net loss	$(41,192)	$(33,748)	$(121,485)	$(100,984)